===========================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                         PRIVATE MEDIA GROUP,INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                                   PRIVATE
                              MEDICAL GROUP, INC.

                         3230 Flamingo Road, Suite 156
                          Las Vegas, Nevada 89121 USA

                                                               December 31, 2001


Dear Fellow Shareholder:

          You are cordially invited to attend the Annual Meeting of Shareholders to be held on Monday, February 11, 2002, at 10:00 a.m. at Hotel Novotel, Plaza Xavier, s/n, 08190 Sant Cugat, Barcelona, Spain.

          The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the meeting.

          Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, I urge you to promptly complete, sign, date and return the enclosed proxy card in the envelope provided.

          Your vote is very important, and we will appreciate a prompt return of your signed Proxy card. We hope to see you at the meeting.

                            Cordially,


                            /s/ Berth H. Milton

                            Berth H. Milton
                            Chairman of the Board, President
                            and Chief Executive Officer

                          PRIVATE MEDIA GROUP, INC.
                        3230 Flamingo Road, Suite 156
                          Las Vegas, Nevada 89121 USA
                               _________________

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD MONDAY, FEBRUARY 11, 2002

To the Shareholders of PRIVATE MEDIA GROUP, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Private Media Group, Inc. (the "Company") will be held on Monday, February 11, 2002, at 10:00 a.m. at Hotel Novotel, Plaza Xavier, s/n, 08190 Sant Cugat, Barcelona, Spain, for the following purposes:

          1. To elect four (4) directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified; and

          2. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record at the close of business on December 17, 2001, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                              By Order of the Board of Directors


                              /s/ Johan Gillborg

                              Johan Gillborg
December 31, 2001             Corporate Secretary



     All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, PLEASE COMPLETE AND SIGN THE
ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.   The giving of
your Proxy will not affect your right to vote in person should you later decide to attend the meeting.

                           PRIVATE MEDIA GROUP, INC.
                         3230 Flamingo Road, Suite 156
                          Las Vegas, Nevada 89121 USA

                                PROXY STATEMENT

General Information

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Private Media Group, Inc. (the "Company" or "Private") for the Annual Meeting of Shareholders to be held on February 11, 2002 (the "Annual Meeting") and any postponements or adjournments thereof. Any shareholder giving a Proxy may revoke it before or at the meeting by providing a proxy bearing a later date or by attending the meeting and expressing a desire to vote in person. All proxies will be voted as directed by the shareholder on the Proxy card; and, if no choice is specified, they will be voted (1) "FOR" the four directors nominated by the Board of Directors, and (2) in the discretion of the persons acting as Proxies, for any other matters.

     All share numbers and share prices provided in this Proxy Statement have been adjusted to reflect the three-for-one stock dividend effected on May 30, 2000.

     Your cooperation in promptly returning the enclosed Proxy will reduce the Company's expenses and enable its management and employees to continue their normal duties for your benefit with minimum interruption for follow-up proxy solicitation.

     Only shareholders of record at the close of business on December 17, 2001, are entitled to receive notice of and to vote at the meeting. On that date, the Company had outstanding 28,370,107 shares of Common Stock. The shares of Common Stock vote as a single class. Holders of shares of Common Stock on the record date are entitled to one vote for each share held. The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business.

     A plurality of votes by the holders of the Common Stock is required for the election of directors. In accordance with Nevada law, abstentions and "broker non-votes" (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on such matter.

     This Proxy Statement and the accompanying Notice of Annual Meeting and form of Proxy are being mailed or delivered to shareholders on or about January 11, 2002.

     In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting. The persons named as proxies will vote in favor of such adjournment or adjournments.

     The cost of preparing, assembling, printing, and mailing the materials, the Notice and the enclosed form of Proxy, as well as the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. The Company will request banks, brokers, dealers, and voting trustees or other nominees to forward solicitation materials to their customers who are beneficial owners of shares, and will reimburse them for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone, telegram, personal solicitation or other means by officers and other regular employees or agents of the Company, but no additional compensation will be paid to such individuals on account of such activities.

     PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AT AN EARLY DATE IN THE ENCLOSED POSTAGE PREPAID RETURN ENVELOPE SO THAT, IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, YOUR SHARES MAY BE VOTED.

                                 PROPOSAL NO. 1

                     ELECTION OF FOUR NOMINEES FOR DIRECTOR


Nominees and Voting

     The Bylaws of the Company authorize a Board of Directors of four directors. Consequently, at the Annual Meeting four directors will be elected to serve until the next Annual Meeting and until their successors are elected and qualified. Proxies may not be voted for more than four persons. The Company has nominated for election as directors the four persons named below. Each of these nominees has indicated that they are able and willing to serve as directors.

     Under Nevada law and the Company's Articles of Incorporation, shareholders of record on the record date will be entitled to one vote for each share held when voting for directors.

     Unless otherwise instructed, the Company's Proxy holders intend to vote the shares of Common Stock represented by the Proxies in favor of the election of these nominees. If for any reason any of these nominees will be unable or unwilling to serve, the shares represented by the enclosed Proxy will be voted for the election of the balance of those named and such other person or persons as the Board of Directors may recommend. The Board of Directors has no reason to believe that any such nominee will be unable or unwilling to serve.
Directors are elected by a plurality of the votes cast.

     The Company's nominees and directors are listed below, together with their ages, offices with the Company and year in which each became a director of the Company.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE FOUR NOMINEES FOR DIRECTOR.

Name                         Age             Position            Director Since
----                         ---             --------            --------------
Berth H. Milton               46       Chairman of the Board,            1998
                                       Chief Executive Officer,
                                       President

Bo Rodebrant                  48       Director                          1998

Robert L. Tremont             57       Director                          1998

Ferran Mirapeix               44       Director                          2001

Business Experience of Directors and Nominees During the Past Five Years

     Berth H. Milton was appointed to the Board of Directors of the Company in February 1998 and was the Corporate Secretary from June 1998 until February 1999. In February 1999 Mr. Milton was appointed Chairman of the Board and Chief Executive Officer of Private. Mr. Milton has been Administrator of Milcap

Media Group from its inception until June 2000 and has been acting as an advisor to the Milcap Group since 1991. Mr. Milton is also active in several international industry and real estate projects and developments

     Bo Rodebrant was appointed as a Director of the Company in August 1998. Mr. Rodebrant has operated his own accountancy and management consulting services, R&S Ekonomiservice, since 1986. Prior thereto he co-founded an ice cream business, Hemglass, which was the largest of its kind in Stockholm, Sweden. The business was sold by Mr. Rodebrant in 1986. Mr. Rodebrant holds a degree in construction engineering which he received in 1974.

     Robert L. Tremont was appointed to the Board of Directors of the Company in September 1998. Since 1980 Mr. Tremont has owned and operated a number of businesses in the adult entertainment industry. Mr. Tremont is a principal in Sundance Associates and Private Collection International, Inc., which companies were the exclusive distributors for most of the Company's products in the United States and Mexico until April 2001, when the Company assumed the distribution of its products through the acquisition of specified assets from Mr. Tremont's
company Anton Enterprises d.b.a. Private North America.   He has also been
active in political and lobbying activities for the adult entertainment industry, serving for several years as President of the Free Speech Coalition. Mr. Tremont received a Bachelors of Arts degree from the University of Minnesota and a Masters of Arts degree from the University of the Americas in Mexico City.

     Ferran Mirapeix was appointed to the Company's Board of Directors in December 2001. Mr. Mirapeix worked for a management consulting in the U.S. from 1983 to 1985. In 1985 he moved to Spain and worked as Director of Marketing and Director of New Business Development for a large consumer goods company. In 1990, he joined the Meriden Group, a private holding company, and became its President in 1996. Mr. Mirapeix holds a Law Degree from the University of Barcelona, a Diploma in Economics from the London School of Economics and a Master in Business Administration from Northwestern University.

Committees of the Board of Directors and Meetings

     The Board of Directors currently has three committees: (i) an Audit Committee, (ii) a Compensation Committee, and (iii) an Executive Committee.

     The Audit Committee is currently comprised of Bo Rodebrant, Robert L. Tremont, and Ferran Mirapeix. The Audit Committee reviews and recommends to the Board, as it deems necessary, the internal accounting and financial controls for the Company and the accounting principles and auditing practices and procedures to be employed in preparation and review of financial statements of the Company. The Audit Committee makes recommendations to the Board concerning the engagement of independent public accountants and the scope of the audit to be undertaken by such accountants. The Audit Committee met twice during 2000.

     Nasdaq Stock Market Rule 4350 requires that a company listed on the Nasdaq Stock Market, such as Private, have an audit committee of at least three members, comprised solely of "independent" directors. However, the Rule also provides that one director who is not "independent" may nonetheless serve on the Audit Committee it the Board of Directors determines that membership of the non-independent director is required by the best interests of the company. Robert L. Tremont, a member of the Audit Committee, is not "independent" under the Nasdaq rule by reason of royalties paid by the Company to a company controlled by Mr. Tremont during the past three years pursuant to a distribution agreement, and the acquisition by the Company in 2001 of certain assets of a distribution company controlled by Mr. Tremont. These transactions are more fully described elsewhere herein under "Related Party Transactions." The Board of Directors believes that even though Mr. Tremont is not "independent" under the applicable Nasdaq rule, his membership on the Audit

Committee is required as Mr. Tremont has been a member of the Audit Committee since 1999 and is the only outside director with extensive experience in owning and operating an adult entertainment business.

     The Compensation Committee is currently comprised of Messrs. Milton and Sanchez. The Compensation Committee reviews and, as it deems appropriate, recommends to the Board policies, practices and procedures relating to the compensation of the officers and other managerial employees and the establishment and administration of employee benefit plans. It exercises all authority under any employee stock option plans of the Company as the Committee therein specified, unless the Board resolution appoints any other committee to exercise such authority, and advises and consults with the officers of the Company as may be requested regarding managerial personnel policies. The Compensation Committee also has such additional powers as may be conferred upon it from time to time by the Board. The Compensation Committee met three times during 2000.

     The Executive Committee is comprised of Messrs. Milton, Kull and Sanchez. The Executive Committee is authorized, subject to certain limitations, to exercise all of the powers of the Board of Directors during periods between Board meetings. The Executive Committee met four times during 2000.

     The Company's Board of Directors met three times during 2000 (including actions by unanimous written consent). No director attended less than 75% of the aggregate of all meetings of the Board of Directors and all Committees on which he served.

Compensation of Directors

     None of the Company's directors received any compensation during the most recent fiscal year for serving in their position as a director. No plans have been adopted to compensate directors in the future. However, in 1999 the Company adopted the 1999 Employee Stock Option Plan which authorizes stock options to be issued to directors.

     The Company's Board of Directors may in the future, at its discretion, compensate directors for attending Board and Committee meetings and reimburse the directors for out-of-pocket expenses incurred in connection with attending such meetings.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents certain information as of December 31, 2001, regarding the beneficial ownership of Common Stock by (i) each of the directors and Executive Officers of the Company individually, (ii) all persons known by the Company to be beneficial owners of five percent or more of the Common Stock, and (iii) all directors and executive officers of the Company as a group. Unless otherwise noted, the persons listed below have sole voting and investment power and beneficial ownership with respect to such shares.

                                                    Number of Shares            Percent
Name and Address (1)                            Beneficially Owned (1)     Beneficially Owned
--------------------                            ----------------------     ------------------
Berth H. Milton (2)                                   23,856,130                  48.1%

Senate Limited (3)
3 Bell Lane, Gibraltar                                 5,025,000                  17.7%

Chiss Limited (4)
3 Bell Lane, Gibraltar                                 4,200,000                  14.8%

Bajari Properties Limited (5)
7 Myrtle Street, Douglas, Isle of Man                  1,875,000                   6.6%

Pressmore Licensing Limited
P.O. Box N-341, Nassau, Bahamas                        1,875,000                   6.6%

Perrystone Trading Limited
P.O. Box 171, Providenciales, Turks & Caicos           1,875,000                   6.6%

Solidmark (Gibraltar) Ltd.
3 Bell Lane, Gibraltar                                 1,875,000                   6.6%

Churchbury Limited (6)
3 Bell Lane, Gibraltar                                 1,776,000                   6.3%

Kingston Finance Ltd.
Wickhams Cay, Road Town, Tortola, BVI                  1,875,000                   6.6%

Marten Kull (7)                                          367,500                   1.3%

Johan Gillborg (8)                                       247,500                   *

Javier Sanchez (9)                                       180,000                   *

Bo Rodebrant (10)                                         60,000                   *

Robert L. Tremont                                              -                   -

Ferran Mirapeix (11)                                      50,000                   *

All Executive Officers and Directors
     as a group (7 persons) (12)                      24,761,130                  49.4%

__________________________
  * Denotes less than 1%

(1) Beneficial ownership is determined in accordance with rules of the U.S. Securities and Exchange Commission, and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock which may be acquired upon exercise or conversion of warrants or Preferred Stock which are currently exercisable or exercisable within 60 days of December 31, 2001, are deemed outstanding for computing the beneficial ownership percentage of the person holding such securities but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Except as indicated by footnote, to the knowledge of the Company, the persons named in the table above have the sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Includes 21,000,000 shares of Common Stock issuable upon conversion of 7,000,000 of the Company's $4.00 Series A Convertible Preferred Stock and 42,126 unissued shares of Common Stock which have accrued as a dividend on such Preferred Stock. Mr. Milton is indirectly the beneficial owner of the 7,000,000 $4.00 Series A Convertible Preferred Stock and 768,004 shares of Common Stock owned of record by Slingsby Enterprises Limited. 5,600,000 of these Preferred Shares are pledged to a third party to secure payment of a loan from the third party to the Company. See "Management - Related Party Transactions." Also includes (i) 1,875,000 shares of Common Stock owned by Bajari Properties Limited, of which Mr. Milton is the sole shareholder, and
    (ii) 150,000 shares issuable upon exercise of Options issued under the Employee Stock Option Plan. His address is c/o the Company, Carrettera de Rubi 22-26, 08190 Sant Cugat del Valles, Barcelona, Spain.

(3) Cornelia Strehl is the sole shareholder of Senate Limited and, therefore, may be deemed to be the beneficial owner of these shares.

(4) Andrea Armas is the sole shareholder of Chiss Limited and, therefore, may be deemed to be the beneficial owner of these shares.

(5) Berth Milton is the sole shareholder of Bajari Properties Limited. Therefore, these shares may be deemed to be beneficially owned by Mr. Milton and are also reflected as being beneficially owned by Mr. Milton, individually, in the above table.

(6) Jacqueline Baker is the sole shareholder of Churchbury Limited and, therefore, may be deemed to be the beneficial owner of these shares.

(7) Includes 142,500 shares issuable upon exercise of Options issued under the Employee Stock Option Plan. His address is c/o the Company, Carrettera de Rubi 22-26, 08190 Sant Cugat del Valles, Barcelona, Spain.

(8) Includes 142,500 shares issuable upon exercise of Options issued under the Employee Stock Option Plan. His address is c/o the Company, Carrettera de Rubi 22-26, 08190 Sant Cugat del Valles, Barcelona, Spain.

(9) Includes 150,000 shares issuable upon exercise of Options issued under the Employee Stock Option Plan. His address is c/o the Company, Carrettera de Rubi 22-26, 08190 Sant Cugat del Valles, Barcelona, Spain.

(10) Includes 60,000 shares issuable upon exercise of Options issued under the Employee Stock Option Plan owned by Mr. Rodebrandt. His address is c/o the Company, Carrettera de Rubi 22-26, 08190 Sant Cugat del Valles, Barcelona, Spain.

(11) Includes 50,000 shares issuable upon exercise of Options issued under the Employee Stock Option Plan owned by Mr. Mirapeix. His address is c/o the Company, Carrettera de Rubi 22-26, 08190 Sant Cugat del Valles, Barcelona, Spain.

(12) Includes 21,000,000 shares of Common Stock issuable upon conversion of the outstanding Series A Preferred Stock and 42,126 unissued shares which have accrued as a dividend on the Preferred Stock, 768,004 shares of Common Stock owned of record by Slingsby Enterprises Ltd., 1,875,000 shares of Common Stock owned by Bajari Properties Ltd. and 695,000 shares issuable upon exercise of outstanding Options under the Employee Stock Option Plan.

                                  MANAGEMENT

     Listed below are key employees of the Company who are not directors or nominees.

     Claes Henrik Marten Kull, age 36, joined the Milcap Media Group in 1992 as a sales manager, has been Milcap Media Group's Marketing Manager since 1993, and was appointed Chief Marketing Officer of Private Media Group, Inc. in August 1998, with his main responsibilities being to identify and open up new markets and negotiate with distributors. Since he began working for the Milcap Media Group in 1992, approximately 25 new countries have been opened up. From 1991 to 1992 he operated his own business (his business partner was Johan Gillborg) which acted as a sub-contracted sales force for Securitas Direct of Sweden. From 1988 to 1991 he managed a private import and trading corporation, which became the start of his career as an entrepreneur and sales professional.

     Javier Sanchez, age 40, was appointed as the Chief Operating Officer of Private Media Group, Inc. in August 1998, and has been the General Manager of Milcap Media Group, member of the Board of Milcap Media Group and Private France S.A., and minority shareholder of Milcap Media Group since its incorporation in 1991. He has been a member of the Board of Milcap Publishing Group AB since its incorporation in 1994 until 1997. From 1988 to 1991 he was the Operations Director of a mid-size printing company near Barcelona. From 1984 to 1987 he was the Production Manager of a major printing company in Barcelona.

     Johan Gillborg, age 39, was appointed as Chief Financial Officer of Private Media Group, Inc. in August 1998 and has been the Chairman and Managing Director of Milcap Publishing Group AB from 1994 until January 2000. Mr. Gillborg joined the group in 1992 as Marketing Consultant. From 1991 to 1992 he operated his own business which acted as sub-contracting sales force for Securitas Direct of Sweden (together with Mr. Kull). From 1988 to 1990, Mr. Gillborg served as General Manager in the hotel business in the United Kingdom and Portugal. Mr. Gillborg holds a Bachelor's Degree in Business Administration from Schiller International University in London.

     Philip Christmas, age 40, was appointed Vice President of Private Media Group and Chief Financial Officer of Milcap Media Group in August 2001, and is expected to assume the position of Chief Financial Officer of Private Media Group in February 2002. Prior to August 2001 Mr. Christmas was employed by PricewaterhouseCoopers and its predecessor firm, Coopers & Lybrand, since 1988. While employed by PricewaterhouseCoopers he was responsible for carrying out audits of multinational and local companies and, more recently, he provided transaction services to clients acquiring businesses in Spain. Mr. Christmas is a member of the Institute of Chartered Accountants of England and Wales and of ROAC (Official Register of Auditors) in Spain.

     Ad Heesbeen, age 46, has been the Managing Director of Private Benelux (formerly known as Extasy Video B.V.) since 1989, when he founded the distribution business which was purchased by Private Media Group in 2000. Prior to founding Extasy Video, Mr. Heesbeen was partner in Exclusief Film & Video B.V., a mainstream video distribution company which was founded in 1986.

     Jean-Pierre Michel, age 46, has been the Managing Director of Private France S.A. since 1994, when he started the distribution business which was purchased by Milcap Media Limited Group in 1997. Prior to joining the Milcap Media Group, Mr. Michel was the COO of Polygram France and was mainly active in the marketing division. Prior thereto he was active in the video and magazine industry and was sales manager for Antares, Sevres, France and Echo S.A., Boulogne, France.

     No director or executive officer serves pursuant to any arrangement or understanding between him and any other person.

Executive Compensation


     The following table summarizes all compensation paid to the Company's Chief Executive Officer and to the Company's other most highly compensated executive officers other than the Chief Executive Officer whose total annual salary and bonus exceeded $100,000 (the "Named Executive Officers"), for services rendered in all capacities to the Company during the fiscal years ended December 31, 2000, 1999 and 1998. No other executive officer of the Company earned compensation in excess of $100,000 in each of these periods.

                          Summary Compensation Table

                                                                                             Long Term
                                                                                           Compensation
                                                                                              Awards
                                                                                           ------------

Name and                                                                                    Securities
Principal Position During                          Fiscal       Annual Compensation         Underlying            All Other
Fiscal 2000                                         Year             Salary($)              Options (#)        Compensation($)
-----------                                         ----         ------------             -------------      -----------------
    Berth H. Milton...........................      2000            151,000                     ---                  ---
    President and CEO (1)                           1999            151,000                     ---                  ---
                                                    1998            144,000                     ---                  ---

    Javier Sanchez............................      2000            150,262                     ---                  ---
    Chief Operating Officer, Private                1999            150,262                     ---                  ---
    Media Group, Inc., General                      1998            143,274                     ---                  ---
    Manager, MMG.

__________________
(1) Mr. Milton was appointed as the Company's CEO in February 1999.

Option Grants in the 2000 Fiscal Year

    The Company did not grant any stock options to the Named Executive Officers in the year ended December 31, 2000.

    The following table summarizes certain information regarding the number and value of all options to purchase Common Stock of the Company held by the Chief Executive Officer and the Named Executive Officers.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                         Number of              Value of
                                                                         --------               --------
                                                                        Securities            Unexercised
                                                                        ----------            -----------
                                                                        Underlying            In-the-Money
                                                                        ----------            -----------
                                                                       Unexercised            Options/SARs
                                                                       -----------            ------------
                                                                       Options/SARs          At Fiscal Year
                                                                       ------------          --------------
                                                                    At Fiscal Year End           End($)*
                                                                    ------------------           -------
                        Shares Acquired                             Exercisable/Unexer-     Exercisable/Unexer-
                        ---------------                             -------------------     -------------------
      Name              On Exercise(#)     Value Realized ($)            cisable                  cisable
     -----              --------------     -----------------             -------                  -------
Berth H. Milton                -                   -                  135,000  145,000        394,387  131,462
Javier Sanchez                 -                   -                  135,000  145,000        394,387  131,462

*Based on the closing price of the Company's Common Stock on the last day of the fiscal year ended December 31, 2000.

Compensation Committee Report

     The Company maintains a Compensation Committee, which currently consists of one Director, who is also the Company's Chief Executive Officer, Berth Milton, and its Chief Operating Officer, Javier Sanchez. The Compensation Committee approves salary practices for the Chief Executive Officer, and sets performance objectives and establishes the compensation of the Chief Executive Officer, subject to the review and approval of the Board of Directors' outside independent directors. The compensation of other executive officers is reviewed and set by the Chief Executive Officer, after review and consultation with the other members of the Compensation Committee.

     The Company's policy in compensating executive officers is to establish methods and levels of compensation that will provide strong incentives to promote its profitability and growth and reward superior performance. Compensation of executive officers includes salary as well as stock-based compensation in the form of stock options under the Company's Employee Stock Option Plan. During 2000, salary accounted for all the executive officers' direct compensation. No new stock option grants were made. However, initial stock option grants in 1999 to executive officers continue to vest quarterly. The Company believes that the existing compensation of its executive officers should be sufficient to attract and retain highly qualified personnel and also provide meaningful incentives for measurably superior performance.

     To date the Company has relied upon cash flow from operations as its principal source of working capital. As a result, the Company has placed special emphasis on equity-based compensation, in the form of options, to preserve its cash for operations. This approach also serves to match the interests of the Company's executive officers with the interest of its shareholders. The Company seeks to reward achievement by its executive officers of long and short-term performance goals, which are measured by factors including improvements in revenue and profitability, and successfully developing new products and markets.

     Included in the factors considered by the Compensation Committee in setting the compensation of the Company's Chief Executive Officer were growth in sales, and the development new products, expansion of Private's markets and establishing strategic business relationships.

     During 2000, the Company made significant progress in connection with its efforts to increase sales, develop new products and establish strategic business relationships. Although the Company made substantial progress in the growth of its business, Mr. Milton, the Company's Chief Executive Officer, voluntarily elected to forego any increase in his compensation for 2000, in order to maximize the Company's use of working capital.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee is currently comprised of Messrs. Milton and Sanchez, who are the Company's Chief Executive Officer and Chief Operating officer, respectively, and served in these capacities during the 2000 fiscal year. During 2000, none of the Company's executive officers served on the board of directors or compensation committee of any other entity whose officers served either the Company's Board of Directors or Compensation Committee.

Audit Committee Report

     The Company maintains an Audit Committee (the "Audit Committee"), consisting entirely of outside Directors who are not employees or former employees of the Company. The Audit Committee has, in the course of its duties, reviewed and discussed with management the audited financial statements, and has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has also received the appropriate auditors disclosures regarding the auditors' independence as required by Independence Standards Board Standard No. 1. The Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB as filed with the Commission for Fiscal 2000. The Board of Directors has adopted a written charter for the Audit Committee, which is set forth in Appendix "A" to this Proxy Statement.

     During the fiscal year ended December 31, 2000, the aggregate fees billed by the Company's auditors, Ernst & Young AB, for the audit of the Company's fiscal 2000 financial statements and for the reviews of the Company's interim financial statements were SEK 1.9 million, and fees billed for all other professional services during fiscal 2000 were SEK 1.8 million.

                            Audit Committee Members
               Bo Rodebrant, Robert L. Tremont, Ferran Mirapeix

Certain Relationships

     No Director or executive officer of the Company is related to any other Director or executive officer. None of the Company's officers or Directors hold any directorships in any other public entity. There are currently three outside directors on the Company's Board of Directors.

Related Party Transactions

     The Company has a short-term loan to an entity controlled by Mr. Milton in the amount of SEK 6.8 million, SEK 4.5 million and SEK 11.8 million at December 31, 1999, 2000 and September 30, 2001, respectively. The loan bears interest at the rate of 10% per annum and has no maturity date.

     On March 31, 1998, two of the Company's wholly owned subsidiaries, together with Zebra Forvaltings AB, Sweden ("Zebra"), an affiliated company of Berth Milton, purchased all of the outstanding capital stock of Viladalt S.L., Spain ("Viladalt") from its shareholders, none of whom is related to the Company or Mr. Milton, for the sum of approximately $2.7 million. It was agreed that the Company's subsidiaries would own 69% of the Viladalt shares, Zebra would own 31% of the Viladalt shares, and that each party would be responsible for its proportionate share of the purchase price. To avoid the appearance of a conflict of interest, Zebra agreed to sell its interest in Viladalt to the Company at Zebra's cost when and if the Viladalt interest was sold by the Company. The principal asset of Viladalt is a country house in the Barcelona, Spain area known as Casa Retol de la Sarra. The Viladalt property was acquired by the Company as a real estate investment and has been utilized as a filming location for certain of our movie and video productions. In July, 2001, Viladalt entered into an agreement to sell certain land and building for a consideration of SEK 29.0 million. The sale closed in July, 2001 and the Company received the cash consideration and repaid related outstanding long-term borrowings of SEK 9.5 million.

     Peach Entertainment Distribution, a wholly owned subsidiary of the Company, was a party to an exclusive Distribution Agreement with Sundance Associates, Inc. which had been in effect since 1995. Robert Tremont, a Director of Private Media Group, is the sole shareholder of Sundance. The Distribution Agreement granted to Sundance the exclusive rights to distribute in the United States and Mexico specified products, including magazines, videocassettes, DVDs, CD-ROMs and laser discs. Royalties were paid by Sundance to Peach Entertainment Distributors in accordance with an agreed royalty schedule. The Distribution Agreement automatically renewed for successive one year terms and was cancelable by either party prior to the end of each one year term. During the 12 month periods ended December 31, 1998, 1999 and 2000, Sundance paid royalties to Peach Entertainment Distributors of $2.2 million, $2.1 million and $ 2.8 million, respectively. On April 1, 2001, the Company acquired the inventory and certain contracts of its U.S. distributor, Anton Enterprises, Inc. d.b.a. Private North America, for a total consideration of SEK 9,091,250, payable quarterly in 12 equal payments commencing in July 2001. Anton Enterprises, Inc. d.b.a. Private North America was under the control of Mr. Tremont and had taken over the Distribution Agreement from Sundance.

     The Company's Spanish subsidiary, Milcap Media Group, has issued a guarantee of indebtedness to Viosland, a company deemed to be controlled by Berth Milton, the Company's principal shareholder. The guarantee relates to the financing of the construction of a new office and warehouse located in Barcelona, Spain, part of which is proposed to be leased by the Company at its fair rental value upon completion of construction. The guarantee requires Milcap Media Group to pay the general contractor for costs of construction if not paid by Viosland. The Company does not believe that Milcap Media Group will be required to pay any significant amounts related to this guarantee.

     In December 2001 the Company borrowed $4.0 million from a third party bank pursuant to a Note due 12 months from the date of the loan, in order to expand the Company's product portfolio. The Note bears interest at the rate of 7% per annum, payable quarterly, with the entire principal amount and accrued interest due 12 months from the date of the loan. The Note is prepayable in full upon the sale of equity by the Company. The Note is secured by a guaranty from Slingsby Enterprises Ltd. and a pledge by Slingsby Enterprises of 5,600,000 shares of the Company's Series A Preferred Stock. The lender and Slingsby Enterprises have agreed that if the Note remains unpaid at maturity the lender may elect to exchange the Note for Series A Preferred Stock or Common Stock owned by Slingsby Enterprises with a value of $5.0 million. Slingsby Enterprises is beneficially owned by Berth Milton, the Company's Chief Executive Officer and a director.

     The foregoing transactions were approved by a majority of disinterested Directors and are believed to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms-length basis.

Section 16(a) Beneficial Ownership Reporting Compliance

     Based solely upon a review of Forms 3, 4 and 5 furnished to the Company covering its 2000 fiscal year filed under Section 16(a) of the Securities Exchange Act of 1934, each of the Company's directors, officers and beneficial owners of more than 10% of the Company's Common Stock who are identified in the table appearing in the table above entitled "Security Ownership of Certain Beneficial Owners and Management, " other than Messrs. Rodebrant and Mirapeix, did not file Form 5 on a timely basis.

   The Board of Directors of the Company recommends that the shareholders vote "FOR" election of the four nominees for director.

Performance Graph

     The following graph compares on a cumulative basis the yearly percentage change, assuming dividend reinvestment, over the two fiscal years in (a) the total shareholder return on the Company's Common Stock with (b) the total return on the Standard & Poors SmallCap 600 Index and (c) the total return on a peer group. The Standard & Poors SmallCap 600 index includes companies with an average market capitalization of approximately $615.6 million, with the largest company having a capitalization of approximately $3.4 billion. The peer group is an index weighted by the relative market capitalization of the following two companies, which were selected for being in an industry related to the Company's (provider of adult content). The two are Playboy and New Frontier Media. The comparisons in the graph are required by the SEC and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

                               Performance Graph

                             [GRAPH APPEARS HERE]


             COMPARISON OF CUMULATIVE TOTAL RETURN SINCE LISTING*
            AMONG PRIVATE MEDIA GROUP, INC., S&P SMALLCAP 600 INDEX
                                AND PEER GROUP

                                   February 28,  December 31,      December 31,
                                      1999          1999              2000
                                   ------------  ------------      ------------

Private Media Group, Inc.......        100           152               195
S&P SmallCap 600 Index.........        100           124               138
Peer Group.....................        100            90                40
  ____________
  * $100 invested on 2/28/99 in stock or index, including reinvestment of dividends. Fiscal year ending December 31.

                                 MISCELLANEOUS

Independent Certified Public Accountants

     Ernst & Young AB has audited and reported upon the financial statements of the Company for the fiscal year ended December 31, 2000, and has been selected to serve as the Company's independent auditors for the fiscal year ending December 31, 2001. A representative of Ernst & Young AB is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Shareholder Proposals

     Shareholder proposals complying with the applicable rules under the Securities Exchange Act of 1934 intended to be presented at the 2002 Annual Meeting of Shareholders must be received at the offices of the Company by March 15, 2002, to be considered by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Such proposals should be directed to the attention of the Corporate Secretary, Private Media Group, Inc., 3230 Flamingo Road, Suite 156, Las Vegas, Nevada 89121.

Other Matters

     Neither the Company nor any of the persons named as proxies knows of matters other than those above stated to be voted on at the Annual Meeting. However, if any other matters are properly presented at the meeting, it is the intention of the persons named as proxies to vote in accordance with their judgment on such matters, subject to direction by the Board of Directors.

     The 2000 Annual Report to Shareholders accompanies this Proxy Statement, but is not to be deemed a part of the proxy soliciting material.

WHILE YOU HAVE THE MATTER IN MIND, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.

                                 Appendix "A"
                                 ------------

                        CHARTER OF THE AUDIT COMMITTEE
                                    OF THE
                              BOARD OF DIRECTORS
                                      OF
                           PRIVATE MEDIA GROUP, INC.

Organization

The Audit Committee shall consist of three members of the Board of Directors, all of whom shall be outside directors and meet the experience requirements in accordance with the listing requirements of the Nasdaq Stock Market and the rules and regulations promulgated by the U.S. Securities and Exchange Commission.

Statement of Policy

The Audit Committee shall provide assistance to the Board of Directors in fulfilling its responsibility to the shareholders relating to corporate accountability and reporting practices of the Corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors and the financial management of the Corporation.

Responsibilities

In carrying out its responsibilities, the Audit Committee shall:

     (i) Review the external auditor's compensation, the proposed terms of its engagement, and its independence;

     (ii) Serves as an additional communication between the external auditor and this Board of Directors and between the senior internal auditing executive, if any, and this Board of Directors;

     (iii) Review results of each external audit, including any qualifications in the external auditor's opinion, any related reported condition letter, management's responses to recommendations made by the external auditor in connection with the audit, reports submitted to the Audit Committee by the internal auditing department that are material to the Corporation as a whole, and management's responses to those reports;

     (iv) Review the Corporation's annual financial statements and any significant disputes between management and the external auditor that arose in connection with the preparation of those financial statements;

     (v) Consider, in consultation with the external auditor and the senior internal auditing executive, if any, the adequacy of the Corporation's internal financial controls; it being understood that, among other things, such controls must be designed to provide reasonable assurance that the Corporation's publicly reported financial statements are presented fairly in conformity with generally accepted accounting principles;

     (vi) Consider major changes and other major questions of choice regarding the appropriate auditing and accounting principles and practices to be followed when preparing the Corporation's financial statements;

     (vii) Meet (a) periodically with the Chief Executive Officer and separately with the Chief Financial Officer to review the financial affairs of the Corporation; (b) at its discretion with the external auditor for the Corporation;

     (viii) Review related party transactions for potential conflicts of interest in accordance with the listing requirements of the Nasdaq National Market; and

     (ix)   Perform oversight functions as requested by the Board of Directors.

                           PRIVATE MEDIA GROUP, INC.
                         3230 Flamingo Road, Suite 156
                            Las Vegas, Nevada 89121

     PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD FEBRUARY 11, 2002
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Berth H. Milton and Johan Gillborg, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Shareholders of Private Media Group, Inc. on Monday, February 11, 2002, at 10:00 a.m. at the Hotel Novotel, Plaza Xavier, s/n, 08190 Sant Cugat, Barcelona, Spain or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitledto vote if personally present, upon the following matters:

1. ELECTION OF DIRECTORS:          [_]  WITHHOLD AUTHORITY  to vote
  [_]  FOR all nominees listed          for all nominees listed
       below  (except as marked to      below.
       the contrary below).

       Berth H. Milton, Bo Rodebrant, Robert L. Tremont, Ferran Mirapeix

(Instruction: To withhold authority to vote for any individual nominee, write the nominee's name in the space below.)

--------------------------------------------------------------------------------

                        (Continued on the reverse side)



  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES AND THE PROPOSALS LISTED ABOVE.

                                             DATED:           ,
                                             2002
                                             Please sign exactly
                                             as name appears
                                             hereon. When shares
                                             are held by joint
                                             tenants, both should
                                             sign. When signing as
                                             attorney, executor,
                                             administrator,
                                             trustee or guardian,
                                             please give full
                                             title as such. If a
                                             corporation, please
                                             sign in full
                                             corporate name by
                                             President or other
                                             authorized officer.
                                             If a partnership,
                                             please sign in
                                             partnership name by
                                             authorized person.

                                             ----------------------
                                                   Signature

                                             ----------------------
                                               Signature if held
                                                    jointly

                                             [_]   PLAN [_]   DO NOT PLAN TO
                                             ATTEND THE ANNUAL MEETING

 Please mark, sign, date and return this proxy card promptly using the enclosed envelope.